                                                                 Exhibit 10-J(8)
                                                                 ---------------
                                                                         12/9/96

                     AMENDMENT NO. 3 DATED DECEMBER 9, 1996
                      TO AGREEMENT DATED DECEMBER 14, 1992
                BETWEEN DANA CORPORATION AND SOUTHWOOD J. MORCOTT
                -------------------------------------------------

         WHEREAS, the parties have entered into an agreement dated December 14, 1992 (the "Agreement"); and

         WHEREAS, the parties have agreed to make an amendment to the Agreement;

         NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration from each party to the other, it is hereby mutually agreed by the parties that, effective December 9, 1996:

         1.      Amend Section 3(b) to read in its entirety as follows:

                  "(b) ADDITIONAL COMPENSATION. So long as the Executive is employed by the Corporation, he shall be eligible to receive
                  (i) annual short-term incentive awards or bonuses and (ii) such long-term incentive awards or bonuses as relate to award cycles that commenced prior to 1992 (such award or bonus is hereinafter referred to as "Short-Term Award" or "Long-Term Award" and such aggregate awards or bonuses for each year are hereinafter referred to as the "Annual Bonus") from the Dana Corporation Additional Compensation Plan, and from any successor or replacement plan (the Dana Corporation Additional Compensation Plan and such successor or replacement plans being referred to herein collectively as the "ACP"), in accordance with the terms thereof; PROVIDED, HOWEVER, that, with respect to each fiscal year of the Corporation ending during the Change of Control Period, the Executive shall be awarded (whether under the terms of the ACP or otherwise) an Annual Bonus in an amount that shall not be less than fifty percent (50%) of his Annual Base Salary rate in effect on the last day of such fiscal year (which amount shall be prorated if such fiscal year shall be less than 12 months) (the "Target Annual Bonus"). Each Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the receipt of such Annual Bonus is deferred in accordance with the terms of the ACP."

         Except as hereinabove amended, all provisions of the Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of December 9, 1996.

                                          DANA CORPORATION

                                          By: /s/ Martin J. Strobel
                                              -------------------------------
                                              Secretary

                                          By: /s/ T.B. Sumner
                                              -------------------------------
                                              Chairman-Compensation Committee

ATTEST:

/s/ Martin J. Strobel                     By: /s/ S.J. Morcott
--------------------------------              ------------------------------
Secretary                                     Southwood J. Morcott